UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 9, 2016, SunPower Corporation issued a press release, included as Exhibit 99.1 hereto, announcing its results of operations for its second fiscal quarter ended July 3, 2016.

The information furnished in Item 2.02 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On August 9, 2016, the Company adopted and began implementing initiatives to realign the Company’s downstream investments, optimize the Company’s supply chain and reduce operating expenses, in response to expected near-term challenges primarily relating to the Company’s power plant segment. In connection with the realignment, which is expected to be completed by the end of fiscal 2017, the Company expects approximately 1,200 employees to be affected, primarily in the Philippines, representing approximately 15% of the Company’s global workforce. The Company expects to incur restructuring charges totaling approximately $30 million to $45 million, consisting primarily of severance benefits, asset impairments, lease and related termination costs, and other associated costs. A substantial portion of such charges are expected to be incurred in the third quarter of fiscal 2016, and the Company expects more than 50% of total charges to be cash. The actual timing and costs of the plan may differ from the Company’s current expectations and estimates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2016, the Compensation Committee approved a reduction of the salary of Thomas Werner, our President and Chief Executive Officer, to $1, net of benefit costs, for the remainder of the fiscal year, with such change to take effect for the pay period beginning on August 1, 2016. The reduction was at Mr. Werner’s request in light of the difficult market conditions the Company is facing and based on his desire to set an example for cost reduction across the organization. Mr. Werner has also informed the Compensation Committee of his intent to decline any bonus that would otherwise be awarded to him for the fiscal 2016 measurement period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 9, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

August 9, 2016	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 9, 2016